Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Earth Dragon Resources Inc.

I consent to the inclusion in this Registration Statement on Form S-1 of my report dated July 24, 2008 relating to the financial statements of Earth Dragon Resources Inc. for the period October 23, 2007 (inception) to May 31, 2008. I also consent to the reference to the firm under the heading “Experts” in this registration statement.

/s/ MICHAEL T. STUDER CPA P.C.
Freeport, New York	Michael T. Studer CPA P.C.
July 24, 2008